EXHIBIT 5.1

                        Daniels Daniels & Verdonik, P.A.
                       1822 NC Highway 54 East, Suite 200
                         Durham, North Carolina 27713



September 29, 2004

Smart Online, Inc.
Post Office Box 12794
Research Triangle Park, North Carolina 27709-2794

        RE: SMART ONLINE, INC. (THE "COMPANY") REGISTRATION STATEMENT ON FORM SB-2 FOR 1,699,993 SHARES OF COMMON STOCK

To  Whom  it  May  Concern:

        At your request, we have examined the Registration Statement on Form SB-2 filed by Smart Online, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about September 29, 2004, (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of One Million Six Hundred Ninty-Nine Thousand Nine Hundred Ninety-Three (1,699,993) shares of the Company's Common Stock (the "Shares"), all of which are to be sold or distributed by selling security holders.

        In rendering this opinion, we have examined the following:

        - the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

        - the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and

        - the Company's stock transfer ledger stating the number of the Company's issued and outstanding shares of capital stock as of September 29, 2004.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due

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Smart Online, Inc.
September 29, 2004
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authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

        Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the selling security holders pursuant to the Registration Statement, when payment for the Shares is received by the Company in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and related Prospectus and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                           Very truly  yours,

                                           Daniels Daniels & Verdonik, P.A.

                                           /s/ Daniels Daniels & Verdonik, P.A.